As filed with the Securities and Exchange Commission on April 24, 2013
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEWLETT-PACKARD COMPANY
(Exact name of issuer as specified in its charter)

Delaware	3000 Hanover Street, Palo Alto, California 94304	94-1081436
(State or other jurisdiction of incorporation or organization)	(Address and zip code of principal executive offices)	(I.R.S. Employer Identification No.)

Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan
(as amended effective February 28, 2013)
(Full title of the plan)

Rishi Varma
Senior Vice President and Deputy General Counsel
3000 Hanover Street, Palo Alto, California 94304
(Name and address of agent for service)

(650) 857-1501
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒     Accelerated filer ☐     Non-accelerated filer ☐ (Do no check if a smaller reporting company)     Smaller reporting company ☐

	CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Hewlett-Packard Company Common Stock, $.01 par value per share (“Common Stock”), to be issued under the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28, 2013	172,500,000 shares	$19.50(2)	$3,363,750,000(2)	$458,816

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Second Amended and Restated Hewlett-Packard Company Stock Incentive Plan, as amended effective February 28, 2013, by reason of any stock dividend, stock split, capitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) and (c) of the Securities Act on the basis of $19.50 per share, the average of the high and low prices of the Common Stock on April 19, 2013, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to 172,500,000 shares of Common Stock issuable under the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28, 2013, which shares of Common Stock are in addition to the 180,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 7, 2004 (File No. 333-114253) with respect to the Hewlett-Packard Company 2004 Stock Incentive Plan and the 65,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 23, 2010 (File No. 333-168261) with respect to the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan (the “Prior Registration Statements”).  This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Hewlett-Packard Company (“HP”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)           HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 filed with the Commission on December 27, 2012 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by HP’s Annual Report referred to in (a) above; and

(c)           The description of HP’s common stock contained in HP’s registration statement on Form 8-A/A filed with the Commission on June 23, 2006, and any amendment or report filed with the Commission for the purposes of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

           Not applicable.

Item 5. Interest of Named Experts and Counsel

           Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

HP’s certificate of incorporation contains a provision eliminating the personal liability of HP’s directors to HP or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

HP’s bylaws provide for the indemnification of HP’s directors and officers to the maximum extent permitted by Delaware law. HP’s bylaws also provide:

(i)     that HP is authorized to enter into individual indemnification contracts with HP’s directors and officers to the fullest extent not prohibited by Delaware law, and

(ii)    that HP shall not be required to indemnify any director or officer if (a) the director or officer has not met the standard of conduct which makes indemnification permissible under Delaware law, or (b) the proceeding for which indemnification is sought was initiated by such director or officer and such proceeding was not authorized by the board of directors.

HP maintains liability insurance for HP’s directors and officers. HP has also agreed to indemnify certain officers against certain claims by their former employers as a result of their employment by HP.

In addition, HP’s bylaws give HP the power to indemnify HP’s employees and agents to the fullest extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed

           Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit Description
4.1
Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan, as amended effective February 28, 2013 (incorporated by reference to Exhibit 10.2 of HP's Current Report on Form 8-K filed on March 21, 2013).

5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature pages of this Registration Statement and incorporated herein by reference).

Item 9. Undertakings

           A.           The undersigned Registrant hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act.

 (ii)       to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement – notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

 (iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)            to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)            that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)            any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii)           any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

 (iii)          the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

 (iv)          any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 24, 2013.

Hewlett-Packard Company

By:	/s/ Rishi Varma
Rishi Varma Senior Vice President and Deputy General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Hewlett-Packard Company, a Delaware corporation, do hereby constitute and appoint John F. Schultz, Rishi Varma and Catherine A. Lesjak, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer
/s/ Margaret C. Whitman	and Director	April 24, 2013
Margaret C. Whitman	(Principal Executive Officer)

Executive Vice President and
/s/ Catherine A. Lesjak	Chief Financial Officer	April 24, 2013
Catherine A. Lesjak	(Principal Financial Officer)

/s/ Marc A. Levine	Senior Vice President and Controller	April 24, 2013
Marc A. Levine	(Principal Accounting Officer)

/s/ Marc L. Andreessen	Director	April 24, 2013
Marc L. Andreessen

/s/ Shumeet Banerji	Director	April 24, 2013
Shumeet Banerji

/s/ Rajiv L. Gupta	Director	April 24, 2013
Rajiv L. Gupta

/s/ John H. Hammergren	Director	April 24, 2013
John H. Hammergren

/s/ Raymond J. Lane	Director	April 24, 2013
Raymond J. Lane

/s/ Ann M. Livermore	Director	April 24, 2013
Ann M. Livermore

/s/ Gary M. Reiner	Director	April 24, 2013
Gary M. Reiner

/s/ Patricia F. Russo	Director	April 24, 2013
Patricia F. Russo

/s/ G. Kennedy Thompson	Director	April 24, 2013
G. Kennedy Thompson

/s/ Ralph V. Whitworth	Chairman	April 24, 2013
Ralph V. Whitworth

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
Second Amended and Restated Hewlett-Packard Company Stock Incentive Plan, as amended effective February 28, 2013 (incorporated by reference to Exhibit 10.2 of HP's Current Report on Form 8-K filed on March 21, 2013).

5.1	Opinion re legality.
23.1	Consent of Counsel (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature pages of this Registration Statement and incorporated herein by reference).